NEWS RELEASE

TriQuint Announces Fourth Quarter and Full Year 2011 Results

HILLSBORO, OREGON (USA) - February 8, 2012 - TriQuint Semiconductor, Inc (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter and year ended December 31, 2011, including the following highlights:

▪	Revenue for the quarter was $227.0 million, up 5% from Q3'11

▪	Revenue for the year was a record $896.1 million

▪	Mobile Devices market revenue grew 7% sequentially from Q3'11 and 6% for the full year 2011 from 2010

▪	GaN NEXT program moved to Phase II - DARPA R&D Program Ahead of Schedule

▪	Earned Supplier Awards from Sony Ericsson and Raytheon Space & Airborne Systems

•	Recognized in China for RF Leadership; received several industry awards and recognition from key customers

Commenting on the company's financial results, Ralph Quinsey, President and Chief Executive Officer, stated “TriQuint has grown revenue for six consecutive years and in 2011, we expanded our capacity to serve our customers' rising demand. The proliferation of smartphones and emergence of 4G is driving exciting growth in the markets we serve. As a leader in integrated RF solutions, we have both the products and capacity to deliver on the opportunities in front of us. We see solid prospects for growth in the second half of the year.”

Summary Financial Results for the Quarter and Year Ended December 31, 2011:

Revenue for the fourth quarter of 2011 was $227.0 million, down 10% from the fourth quarter of 2010 and up 5% sequentially. Revenue for 2011 was $896.1 million, up 2% from 2010. Mobile Devices revenue grew 7% sequentially and 6% for 2011 compared to 2010.

GAAP
Gross margin for the fourth quarter of 2011 was 29.5%, down from 34.9% in the prior quarter. Gross margin for the year ended December 31, 2011 was 35.9%, down from 39.9% for 2010.

Operating expenses for the fourth quarter of 2011 were $61.6 million, or 27% of revenue, down from $63.3 million in the prior quarter primarily due to lower litigation expense. Operating expenses for 2011 were $262.9 million.

Net income for the fourth quarter of 2011 was $4.3 million, or $0.03 per diluted share. Net income for 2011 was $48.2 million or $0.28 per diluted share.

Non-GAAP
Gross margin for the fourth quarter of 2011 was 31.0%, down from 36.3% in the prior quarter. Lower factory utilization combined with a less favorable product mix drove the decline. Gross margin for 2011 was 37.2%, down from 41.0% for 2010.

Operating expenses for the fourth quarter of 2011 were $56.9 million or 25% of revenue, down $1.8 million from the prior quarter primarily due to lower litigation expense. Operating expenses for 2011 were $244.4 million or 27% of revenue.

Net income for the fourth quarter of 2011 was $13.3 million, or $0.08 per diluted share. Net income for 2011 was $87.3 million, or $0.51 per diluted share.

Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The Company believes first quarter 2012 revenue will be between $210 million and $220 million. First quarter 2012 non-GAAP net income is expected to be between $0.01 and $0.03 per share. The Company is fully booked to the midpoint of revenue guidance.

Additional Information Regarding December 31, 2011 Results:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Year Ended
	Q4 2011	Q3 2011	Change vs. Q3 2011	Q4 2010	Change vs. Q4 2010	2011	2010	Change vs. 2010
Revenue	$227.0	$216.0	5%	$253.4	(10)%	$896.1	$878.7	2%
Gross Margin	29.5%	34.9%	(5.4)%	39.0%	(9.5)%	35.9%	39.9%	(4.0)%
Op Income	$5.4	$12.0	(55)%	$37.3	(86)%	$59.0	$116.1	(49)%
Net Income	$4.3	$14.8	(71)%	$42.5	(90)%	$48.1	$190.8	(75)%
Diluted EPS	$0.03	$0.09	$(0.06)	$0.25	$(0.22)	$0.28	$1.17	$(0.89)

NON-GAAP RESULTS A

	Three Months Ended					Year Ended
	Q4 2011	Q3 2011	Change vs. Q3 2011	Q4 2010	Change vs. Q4 2010	2011	2010	Change vs. 2010
Revenue	$227.0	$216.0	5%	$253.4	(10)%	$896.1	$878.7	2%
Gross Margin	31.0%	36.3%	(5.3)%	40.1%	(9.1)%	37.2%	41.0%	(3.8)%
Op Income	$13.4	$19.6	(32)%	$43.5	(69)%	$88.7	$139.0	(36)%
Net Income	$13.3	$19.0	(30)%	$42.8	(69)%	$87.3	$137.7	(37)%
Diluted EPS	$0.08	$0.11	$(0.03)	$0.25	$(0.17)	$0.51	$0.83	$(0.32)
A	Excludes stock based compensation charges, non-cash tax (benefit) expense, certain charges associated with acquisitions, and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 2:00 p.m. PST to discuss the results for the quarter as well as our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 41347194. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: invest.triquint.com/events.cfm. A replay of the conference call will be available until February 15, 2012.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income, diluted earnings per share, gross profit, gross margin, operating expenses and operating income that exclude equity compensation expense, non-cash tax (benefit) expense, certain charges associated with acquisitions, and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-cash tax (benefit) expense includes certain deferred tax charges and benefits that do not result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TriQuint's anticipated revenues and non-GAAP net income, increased smartphone usage requiring continuing infrastructure investment, our repositioned capacity footprint to serve our growing customers, and our opportunity to exit 2012 on a solid growth trajectory. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint's performance; demand for TriQuint's products; TriQuint's ability to develop new products, improve yields, maintain product pricing and reduce costs; TriQuint's ability to win customers, increase market share and continue to provide expected levels of inventory to customers; inventory levels in TriQuint's markets and market conditions. Additional considerations and important risk factors are described in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.
A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint

Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Connecting the Digital World to the Global Network®
TQNT-F

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: sbuhaly@tqs.com	Roger Rowe Investor Relations TriQuint Semiconductor, Inc. Tel: +1.503.615.9189 E-Mail: roger.rowe@tqs.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: bfrye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2011	October 1, 2011	December 31, 2010

Assets
Current assets:
Cash, cash equivalents and investments	$162,311	$147,224	$223,656
Accounts receivable, net	129,103	140,144	138,989
Inventories	151,577	159,330	101,457
Other current assets	54,664	72,851	82,369
Total current assets	497,655	519,549	546,471

Property, plant and equipment, net	469,943	451,642	352,188
Other, net	87,670	84,013	79,443
Total assets	$1,055,268	$1,055,204	$978,102

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$96,331	$109,522	$115,119
Other accrued liabilities	9,901	11,731	12,128
Total current liabilities	106,232	121,253	127,247

Long-term income tax liability	735	2,183	7,350
Other long-term liabilities	11,013	10,096	9,486
Total liabilities	117,980	133,532	144,083

Stockholders' equity	937,288	921,672	834,019
Total liabilities and stockholders' equity	$1,055,268	$1,055,204	$978,102

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2011	October 1, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Revenues	$226,987	$215,988	$253,389	$896,083	$878,703
Cost of goods sold	159,948	140,632	154,493	574,152	527,865
Gross profit	67,039	75,356	98,896	321,931	350,838

Operating expenses:
Research, development and engineering	35,992	36,479	32,851	146,902	129,248
Selling, general and administrative	23,364	22,799	24,496	96,779	96,090
Litigation expense	2,256	4,058	4,228	19,224	9,360
Total operating expenses	61,612	63,336	61,575	262,905	234,698

Operating income	5,427	12,020	37,321	59,026	116,140

Other income (expense):
Interest income	44	40	68	293	376
Interest expense	(460)	(367)	(555)	(1,567)	(1,115)
Foreign currency gain (loss)	16	(309)	(157)	(262)	(569)
Recovery of investment	495	360	1,340	1,363	1,340
Other, net	19	7	41	119	357
Other income (expense), net	114	(269)	737	(54)	389

Income before income tax	5,541	11,751	38,058	58,972	116,529

Income tax (benefit) expense	1,232	(3,087)	(4,436)	10,822	(74,308)
Net income	$4,309	$14,838	$42,494	$48,150	$190,837
	.
Per Share Data
Basic per share net income	$0.03	$0.09	$0.27	$0.29	$1.22
Diluted per share net income	$0.03	$0.09	$0.25	$0.28	$1.17

Weighted-average shares outstanding:
Basic	165,711	164,812	159,333	164,256	155,870
Diluted	168,753	171,027	170,373	172,510	163,486

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(% of revenue)

	Three Months Ended			Year Ended
	December 31, 2011	October 1, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	70.5%	65.1%	61.0%	64.1%	60.1%
Gross profit	29.5%	34.9%	39.0%	35.9%	39.9%

Operating expenses:
Research, development and engineering	15.9%	16.9%	13.0%	16.4%	14.7%
Selling, general and administrative	10.3%	10.6%	9.7%	10.8%	10.9%
Litigation expense	0.9%	1.8%	1.6%	2.1%	1.1%
Total operating expenses	27.1%	29.3%	24.3%	29.3%	26.7%

Operating income	2.4%	5.6%	14.7%	6.6%	13.2%

Other income (expense):
Interest income	0.0%	0.1%	0.1%	0.0%	0.0%
Interest expense	(0.2)%	(0.2)%	(0.2)%	(0.2)%	(0.1)%
Foreign currency gain (loss)	0.0%	(0.1)%	(0.1)%	(0.0)%	(0.1)%
Recovery of investment	0.2%	0.2%	0.5%	0.2%	0.2%
Other, net	0.0%	0.0%	0.0%	0.0%	0.0%
Other income (expense), net	0.1%	(0.1)%	0.3%	0.0%	0.0%

Income before income tax	2.4%	5.5%	15.0%	6.6%	13.2%

Income tax (benefit) expense	0.5%	(1.4)%	(1.8)%	1.2%	(8.5)%
Net income	1.9%	6.9%	16.8%	5.4%	21.7%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts and percentages)
	Three Months Ended						Year Ended
	December 31, 2011		October 1, 2011		December 31, 2010		December 31, 2011		December 31, 2010
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$67,039	29.5%	$75,356	34.9%	$98,896	39.0%	$321,931	35.9%	$350,838	39.9%
Adjustment for stock based compensation charges	2,207	1.0%	1,906	0.9%	1,246	0.5%	6,918	0.8%	4,652	0.5%
Adjustment for charges associated with acquisitions	1,079	0.5%	1,079	0.5%	1,371	0.6%	4,303	0.5%	4,498	0.6%
NON-GAAP GROSS PROFIT	$70,325	31.0%	$78,341	36.3%	$101,513	40.1%	$333,152	37.2%	$359,988	41.0%

GAAP OPERATING EXPENSES	$61,612	27.1%	$63,336	29.3%	$61,575	24.3%	$262,905	29.3%	$234,698	26.7%
Adjustment for stock based compensation charges	(4,532)	(2.0)%	(4,230)	(1.9)%	(3,375)	(1.3)%	(18,164)	(2.0)%	(12,908)	(1.5)%
Adjustment for charges associated with acquisitions	(202)	(0.1)%	(382)	(0.2)%	(213)	(0.1)%	(326)	—%	(756)	—%
NON-GAAP OPERATING EXPENSES	$56,878	25.0%	$58,724	27.2%	$57,987	22.9%	$244,415	27.3%	$221,034	25.2%

GAAP OPERATING INCOME	$5,427	2.4%	$12,020	5.6%	$37,321	14.7%	$59,026	6.6%	$116,140	13.2%
Adjustment for stock based compensation charges	6,739	3.0%	6,136	2.8%	4,621	1.8%	25,082	2.8%	17,560	2.0%
Adjustment for charges associated with acquisitions	1,281	0.6%	1,461	0.7%	1,584	0.7%	4,629	0.5%	5,254	0.6%
NON-GAAP OPERATING INCOME	$13,447	6.0%	$19,617	9.1%	$43,526	17.2%	$88,737	9.9%	$138,954	15.8%

GAAP NET INCOME	$4,309	1.9%	$14,838	6.9%	$42,494	16.8%	$48,150	5.4%	$190,837	21.7%
Adjustment for stock based compensation charges	6,739	3.0%	6,136	2.8%	4,621	1.8%	25,082	2.8%	17,560	2.0%
Adjustment for recovery of investment	(495)	(0.2)%	(360)	(0.2)%	(1,340)	(0.5)%	(1,363)	(0.2)%	(1,340)	(0.2)%
Adjustment for non-cash tax (benefit) expense	1,307	0.6%	(3,093)	(1.4)%	(4,720)	(1.9)%	10,552	1.2%	(75,061)	(8.5)%
Adjustment for charges associated with acquisitions	1,402	0.5%	1,482	0.7%	1,747	0.7%	4,833	0.5%	5,745	0.7%
NON-GAAP NET INCOME	$13,262	5.8%	$19,003	8.8%	$42,802	16.9%	$87,254	9.7%	$137,741	15.7%

GAAP DILUTED EARNINGS PER SHARE	$0.03		$0.09		$0.25		$0.28		$1.17
Adjustment for stock based compensation charges	0.04		0.04		0.03		0.15		0.10
Adjustment for recovery of investment	0.00		0.00		(0.01)		(0.01)		(0.02)
Adjustment for non-cash tax expense (benefit)	0.00		(0.03)		(0.03)		0.06		(0.45)
Adjustment for charges associated with acquisitions	0.01		0.01		0.01		0.03		0.03
NON-GAAP DILUTED EARNINGS PER SHARE	$0.08		$0.11		$0.25		$0.51		$0.83

Our earnings release contains forward looking estimates of non-GAAP diluted earnings per share for the first quarter of 2012. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share for Q1 2012 based on the mid-point of guidance.

Forward Looking GAAP Loss per Share	$(0.02)
Adjustment for stock based compensation charges	0.04
Adjustment for non-cash tax expense	(0.01)
Adjustment for charges associated with acquisitions	0.01
Forward Looking non-GAAP Diluted Earnings per Share	$0.02